UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Superior Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of Principal Executive Offices and Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on December 7, 2020, SESI Holdings, Inc., formerly known as Superior Energy Services, Inc. (“Legacy Superior”), and each of its direct and indirect wholly-owned domestic subsidiaries (collectively with Legacy Superior, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the “Bankruptcy Court”) and, in connection therewith, the Debtors filed with the Bankruptcy Court the proposed Joint Prepackaged Plan of Reorganization for Superior Energy Services, Inc. and its Affiliate Debtors under the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”). On January 19, 2021, the Bankruptcy Court entered an order, Docket No. 289, confirming and approving the Plan (the “Confirmation Order”). The Plan was previously filed as Exhibit 2.1 to Legacy Superior’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 20, 2021 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

On February 2, 2021 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and Legacy Superior emerged from Chapter 11. Legacy Superior filed a notice of the Effective Date of the Plan with the Bankruptcy Court on February 2, 2021 (the “Notice of Effective Date”). A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As part of the transactions undertaken pursuant to the Plan, Legacy Superior’s existing equity interests outstanding prior to the Effective Date were cancelled. The record holders of certain notes issued by SESI, L.L.C. were deemed to have contributed to Superior Energy Services, Inc., formerly known as Superior NewCo, Inc., all of the Allowed Prepetition Notes Claims (as defined in the Plan) against the Affiliate Debtors (as defined in the Plan) in exchange for shares of Class A common stock, par value $0.01 per share, of Superior Energy Services, Inc. As a result, effective as of the Effective Date, Superior Energy Services, Inc., as reorganized pursuant to the Plan (the “Company”), became the successor reporting company to Legacy Superior pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Current Report is being filed by the Company as the initial report of the Company to the Commission and as notice that the Company is the successor reporting company to Legacy Superior under the Exchange Act. The Company is thereby deemed subject to the Section 15(d) reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. Legacy Superior intends to report financial results for full year 2020 in March 2021. The first periodic report to be filed by the Company with the Commission is expected to be filed in late March 2021.

Item 1.01	Entry into Material Definitive Agreement.

Exit Facility Credit Agreement

On the Effective Date, in accordance with the Plan, Legacy Superior entered into that certain Credit Agreement (the “Exit Credit Agreement”), among Legacy Superior, as a guarantor, SESI, L.L.C., as the borrower (“SESI”), JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and letter of credit issuers named therein providing for a $120.0 million asset-based secured revolving credit facility (the “Exit Credit Facility”), which is available for the issuing of letters of credit. The Exit Credit Facility will mature on December 9, 2024. The borrowing base under the Exit Credit Facility will be determined by reference to SESI’s and the subsidiary guarantors’ (i) eligible accounts receivable, (ii) eligible inventory, (iii) solely during the period from the Effective Date until the earlier of December 9, 2022 and the date that unrestricted cash of Legacy Superior and its wholly-owned subsidiaries is less than $75,000,000, eligible premium rental drill pipe and (iv) so long as there are no loans outstanding at such time, certain cash of SESI’s and the subsidiary guarantors, less reserves established by the administrative agent in its permitted discretion. Availability under the Exit Credit Facility at any time will be the lesser of (i) the aggregate commitments under the Exit Credit Facility and (ii) the borrowing base at such time. As of the Effective Date, the borrowing base under the Exit Credit Agreement was approximately $95 million (excluding Eligible Cash as defined in the Exit Facility Credit Agreement), and may increase or decrease as a result of, among other things, changes in Legacy Superior’s and its subsidiaries’ accounts receivable and inventory. The Company’s liquidity position is further supported by approximately $242 million in total cash as of the Effective Date (with $72 million held by non-guarantors). Subject to certain conditions, at Legacy Superior’s request and with the consent of the participating lenders, the total commitments under the Exit Credit Facility may be increased to $170.0 million. SESI’s obligations under the Exit Credit Facility are guaranteed by Legacy Superior and all of SESI’s material domestic subsidiaries, and secured by substantially all of Legacy Superior’s, SESI’s and the subsidiary guarantors’ assets, other than real property. On the Effective Date, the Exit Credit Agreement replaced SESI’s DIP Credit Agreement (as defined below), and approximately $47.14 million of undrawn letters of credit issued under the DIP Credit Agreement were deemed issued under the Exit Credit Agreement.

Borrowings under the Exit Credit Facility will bear interest, at SESI’s option, at either an adjusted LIBOR rate plus an applicable margin ranging from 3.00% to 3.50% per annum, or an alternate base rate plus an applicable margin ranging from 2.00% to 2.50% per annum, in each case on the basis of Legacy Superior’s consolidated fixed charge coverage ratio. In addition, SESI is required to pay (i) a letter of credit fee ranging from 3.00% to 3.50% per annum on the basis of Legacy Superior’s consolidated fixed charge coverage ratio on the aggregate face amount of all outstanding letters of credit, (ii) to the issuing lender of each letter of credit, a fronting fee of no less than 0.25% per annum on the outstanding amount of each such letter of credit and (iii) commitment fees of 0.50% per annum on the daily unused amount of the Exit Credit Facility, in each case quarterly in arrears.

The Exit Credit Agreement contains various covenants with which Legacy Superior, SESI and their respective subsidiaries must comply, including, but not limited to, limitations on the incurrence of indebtedness, permitted investments, liens on assets, making distributions, transactions with affiliates, mergers, consolidations, dispositions of assets and other provisions customary in similar types of agreements. The Credit Agreement requires compliance with a fixed charge coverage ratio of 1.0 to 1.0 if (a) an event of default has occurred and is continuing or (b) availability under the Exit Credit Agreement is less than the greater of $20.0 million or 15% of the aggregate commitments.

The foregoing description of the Exit Credit Agreement is a summary only and is qualified in its entirety by reference to the Exit Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Deemed Contribution and Exchange

On the Effective Date, in order to implement certain transactions contemplated by the Plan, the record holders (the “Holders”) of certain 7.125% senior unsecured notes due 2021 (the “2021 Notes”) and certain 7.750% senior unsecured notes due 2024 (the “2024 Notes”), in each case, issued by SESI will be deemed to contribute to the Company, all of the Allowed Prepetition Notes Claims (as defined in the Plan) against the Affiliate Debtors (as defined in the Plan) in exchange for a certain number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”).

Agreement and Plan of Merger

On the Effective Date, in order to implement certain transactions contemplated by the Plan, Legacy Superior, Superior BottomCo Inc., an indirectly wholly-owned subsidiary of the Company (“BottomCo”) and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, BottomCo merged with and into Legacy Superior (the “Merger”) with Legacy Superior surviving the Merger. Shares of BottomCo Common Stock (as defined in the Merger Agreement) converted into shares of Parent Common Stock (as defined in the Merger Agreement), and the shares of Class A Common Stock held by Legacy Superior and the equity interests held by the Company’s existing shareholders, in each case, were cancelled for no consideration.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the document, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

On the Effective Date, in order to implement certain transactions contemplated by the Plan, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with each stockholder who is deemed a party thereto pursuant to the Plan (constituting all of the Company’s stockholders on the Effective Date) and all other stockholders of the Company party thereto from time to time, to provide for certain governance matters relating to the Company. Other than obligations related to Confidential Information (as defined in the Stockholders Agreement), the rights and preferences of each stockholder under the Stockholders Agreement will terminate when such stockholder ceases to own shares of the Company’s Class A Common Stock or Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “New Common Stock”).

The foregoing description of the Stockholders Agreement is qualified in its entirety by the full text of the document, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan and the Confirmation Order, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of Legacy Superior, issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Senior Notes

On the Effective Date, by operation of the Plan and the Confirmation Order and except as otherwise set forth therein, all outstanding obligations under (i) the 2021 Notes, issued under that certain Indenture, dated as of December 6, 2011, among SESI, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time and (ii) the 2024 Notes, issued under that certain Indenture, dated as of August 17, 2017, among SESI, the guarantors party thereto and The Bank of New York Mellon Trust Company, as amended, modified or supplemented from time to time, were cancelled and the applicable agreements governing such obligations were terminated.

DIP Credit Facility

On the Effective Date, by operation of the Plan, the Senior Secured Debtor-in-Possession Credit Agreement, dated as of December 9, 2020 (the “DIP Credit Agreement”) among Legacy Superior, as parent, SESI, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, was terminated, all of the outstanding undrawn letters of credit thereunder were deemed outstanding under the Exit Credit Facility and all accrued and unpaid fees and other amounts outstanding thereunder were paid in full.

DDTL Commitment Letter

On the Effective Date, that certain Commitment Letter, dated as of September 29, 2020 (the “DDTL Commitment Letter”), among Legacy Superior and certain of the Consenting Noteholders (as defined in the Plan) party thereto, as commitment parties, terminated in accordance with its terms upon the effectiveness of the Exit Credit Agreement on the Effective Date without the establishment of the Delayed-Draw Term Loan Facility (as defined in the DDTL Commitment Letter).

Item 2.01	Termination of Existing Equity Interests.

The description of the Equity Interests set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Exit Facility Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, all existing shares of Legacy Superior’s common stock were cancelled pursuant to the Plan, and the Company issued 19,264,509 shares of Class A Common Stock to the holders of allowed claims arising under the Prepetition Notes (as defined in the Plan), subject to dilution on account of the New Common Stock to be issued to management of the Company under a management equity incentive plan (the “MIP”). The Class A Common Stock issued to such holders of the Prepetition Notes was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

By the Effective Date, the Company had completed an equity rights offering (the “Equity Rights Offering”) in accordance with the Plan, which resulted in the issuance of 735,189 shares of Class A Common Stock to certain Accredited Cash Opt-Out Noteholders (as defined in the Plan). The Class A Common Stock issued to such Accredited Cash Opt-Out Noteholders in the Equity Rights Offering was exempt from registration under the Securities Act pursuant to section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding equity interests in Legacy Superior were cancelled. The Company issued Class A Common Stock to Equity Rights Offering participants and holders of allowed claims arising under the Prepetition Notes (in each case subject to dilution on account of the New Common Stock issued to management of the Debtors under the MIP) pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02 and 3.03 of this Current Report on Form 8-K, which are incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on Legacy Superior’s board of directors: Terence E. Hall, David D. Dunlap, Peter D. Kinnear, Janiece M. Longoria, Michael M. McShane, James M. Funk, and W. Matt Ralls. All officers of Legacy Superior immediately prior to the Effective Date are retained in their existing positions upon the Effective Date, subject to the terms of the Plan.

Pursuant to the Plan and the Stockholders Agreement, the Company’s new board of directors shall consist of the following seven members:

•	Joseph Citarrella
•	David D. Dunlap
•	Daniel E. Flores
•	Michael Y. McGovern
•	Timothy (Tim) J. Winfrey
•	Krishna Shivram
•	One vacancy that will be filled by Goldentree Asset Management LP in accordance with the Stockholders Agreement

In connection with their appointment, Mr. Citarrella, Mr. Flores, Mr. McGovern, Mr. Shivram and Mr. Winfrey each entered into an indemnification agreement with the Company providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to the Company and its subsidiaries. The foregoing description of the indemnification agreement is qualified in its entirety by the full text of the document, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than as set forth in the Plan and the Stockholders Agreement, there are no arrangements or understandings between any of the listed directors and any other persons pursuant to which such director was selected as a director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, pursuant to the terms of the Plan, the Company filed an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the office of the Secretary of State of Delaware.

Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”).

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation, Bylaws, and Certificate of Amendment which are attached as Exhibits 3.1, 3.2, and 3.3 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On February 2, 2021, the Company issued a press release announcing the emergence from bankruptcy. A copy of the press release is being furnished as Exhibit 99.2.

The information contained in this Item 7.01, including in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	First Amended Joint Prepackaged Plan of Reorganization for Superior Energy Services, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on January 20, 2021)

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation

10.1	Credit Agreement, dated as of February 2, 2021, among SESI Holdings, Inc., as parent, SESI, L.L.C., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto

10.2	Agreement and Plan of Merger, dated as of February 2, 2021, by and among Superior Energy Services, Inc., Superior BottomCo Inc. and Superior NewCo, Inc.

10.3	Stockholders Agreement, dated as of February 2, 2021, among Superior Energy Services, Inc., each stockholder who is deemed a party thereto pursuant to the Plan and any other stock holder who thereafter becomes a party thereto*

10.4	Form of Indemnity Agreement

99.1	Notice of Effective Date

99.2	Press Release, dated February 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Energy Services, Inc.

Date: February 3, 2021	By:	/s/ William B. Masters
William B. Masters
Executive Vice President, General Counsel and Secretary